UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant   ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐         Preliminary Proxy Statement

☐         Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒         Definitive Proxy Statement

☐         Definitive Additional Materials

☐         Soliciting Material Under §240.14a-12

ALPHA PRO TECH, LTD.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒         No fee required.

☐         Fee paid previously with preliminary materials.

☐         Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Alpha Pro Tech

L T D.

TO OUR SHAREHOLDERS:

We will hold the 2022 Annual Meeting of Shareholders of Alpha Pro Tech, Ltd. at 9:30 a.m., local time, on Wednesday, June 8, 2022, at the Courtyard by Marriott Markham, 65 Minthorn Boulevard, Markham, Ontario, Canada L3T 7Y9 (the “Annual Meeting”). Details regarding admission to the Annual Meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement.

We have elected to take advantage of Securities and Exchange Commission rules that allow issuers to furnish proxy materials to certain shareholders on the Internet. We believe that the rules will allow us to provide our shareholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we encourage you to vote. If you have received printed proxy materials, please complete, sign and date the enclosed proxy card and return it by mail, or you may vote online following the instructions included in the materials. Otherwise, please review the instructions regarding your voting options described in the Notice of Internet Availability of Proxy Materials that you received in the mail.

On behalf of the directors, management and employees of Alpha Pro Tech, Ltd., thank you for your support of and ownership in our company.

Sincerely, /s/ Lloyd Hoffman Lloyd Hoffman President, Chief Executive Officer and Director

April 29, 2022

ALPHA PRO TECH, LTD.

60 Centurian Drive

Suite 112

Markham, Ontario, Canada L3R 9R2

Telephone: (905) 479-0654

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TAKE NOTICE that the 2022 Annual Meeting of Shareholders (the “Annual Meeting”) of Alpha Pro Tech, Ltd. (the “Company,” “we,” “our” or “us”) will be held at the Courtyard by Marriott Markham, 65 Minthorn Boulevard, Markham, Ontario, Canada L3T 7Y9, on Wednesday, June 8, 2022, at 9:30 a.m., local time, for the following purposes:

1.	To elect seven (7) directors of the Company to serve until the 2023 Annual Meeting of Shareholders;

2.	To ratify the appointment of Tanner LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2022;

4.	To approve, on an advisory basis, the compensation of the Company’s named executive officers; and

5.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on April 11, 2022, as the record date (the “Record Date”) for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. A complete list of the shareholders of the Company will be available and open for examination by any shareholder of the Company during ordinary business hours beginning two (2) business days after the mailing of this Notice of the Annual Meeting. The list will also be available at the Annual Meeting.

All shareholders are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting in person, you are requested to vote by following the instructions on the Notice of Internet Availability of Proxy Materials or, if you received printed copies of the proxy materials, to complete, sign and date the enclosed proxy card and send it promptly by mail in the envelope provided for this purpose. The proxy may be revoked by voting in person at the Annual Meeting, by signing and delivering a later-dated proxy or by giving written notice of revocation to the Secretary of the Company at any time prior to the voting thereof.

By Order of the Board of Directors, /s/ Lloyd Hoffman Lloyd Hoffman President, Chief Executive Officer and Director

Important Notice Regarding the Availability of Proxy Materials

For the Shareholder Meeting to be Held on June 8, 2022

This Proxy Statement is available at

https://www.alphaprotech.com/AlphaProtech/Assets/Documents/Proxy%20Statement/Proxy_statement_2022.pdf and the 2021 Annual Report is available at

https://www.alphaprotech.com/AlphaProtech/Assets/Documents/reports/Annual_Report_2021.pdf

PROXY STATEMENT

FOR THE

2022 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 8, 2022

TABLE OF CONTENTS

Page

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	2

What is the purpose of the Annual Meeting?	2
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?	2
Who is entitled to vote at the Annual Meeting?	2
How can i vote my shares in person at the Annual Meeting?	2
How can I vote my shares without attending the Annual Meeting?	3
How will my proxy be voted?	3
Can I revoke my proxy or change my vote?	3
Can I go to the Annual Meeting if I vote by proxy?	3
How can I obtain directions to be able to attend the Annual Meeting and vote in person?	3
Will my vote be public?	3
What constitutes a quorum?	3
How many votes are needed to approve the proposals?	3
What if my shares are held by a broker, bank or other nominee?	4
Where can I find the voting results of the Annual Meeting?	4
If I share an address with other shareholders of the Company, how can we request to obtain only one set of voting materials for future meetings?	4
How do I obtain a separate set of proxy materials if I share an address with other shareholders?	5

PERSONS MAKING THE SOLICITATION	5

PROPOSAL 1 – ELECTION OF DIRECTORS	6

Information About Director-Nominees	6
Information About Executive Officer Who Is Not Also A Director-Nominee	8

CORPORATE GOVERNANCE AND BOARD MATTERS	9

Director Independence	9
Company Leadership Structure	10
Risk Oversight	10
Management Response to COVID-19	11
Board Meetings and Committees	11
Consideration of Director-Nominees	13
Shareholder Communications with the Board of Directors	15
Compensation Committee Interlocks and Insider Participation	15

TRANSACTIONS WITH RELATED PERSONS	16

EXECUTIVE COMPENSATION	17

Compensation Committee Report	20
2021 Summary Compensation Table	20
Hoffman Employment Agreement	20
2004 Stock Option Plan	21
2020 Omnibus Incentive Plan	21
Grants Of Plan Based Awards	22
Option Exercises in 2021	22
Outstanding Equity Awards at Fiscal Year-End	22

DIRECTOR COMPENSATION	23

2021 Director Compensation Table	23

i

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	24

AUDIT COMMITTEE REPORT	25

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	26

Fees	26
Pre-Approval Policy	26

PROPOSAL 2 – RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	27

PROPOSAL 3 – ADVISORY VOTE ON EXECUTIVE COMPENSATION	28

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2023 ANNUAL MEETING	28

ANNUAL REPORT ON FORM 10-K	29

OTHER MATTERS	29

ii

ALPHA PRO TECH, LTD.

60 Centurian Drive

Suite 112

Markham, Ontario, Canada L3R 9R2

Telephone: (905) 479-0654

PROXY STATEMENT
FOR THE
2022 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 8, 2022

This Proxy Statement, along with the accompanying Notice of Annual Meeting of Shareholders, contains information about the 2022 Annual Meeting of Shareholders (the “Annual Meeting”) of Alpha Pro Tech, Ltd. (the “Company,” “we,” “our” or “us”), including any adjournments or postponements of the Annual Meeting. We are holding the Annual Meeting at 9:30 a.m., local time, on Wednesday, June 8, 2022, at the Courtyard by Marriott Markham, 65 Minthorn Boulevard, Markham, Ontario, Canada L3T 7Y9.

This Proxy Statement relates to the solicitation of proxies by our Board of Directors for use at the Annual Meeting.

This Proxy Statement and accompanying proxy card, or the Notice of Internet Availability of Proxy Materials, as applicable, are first being sent to shareholders of the Company on or about April 29, 2022.

We encourage all of our shareholders to vote at the Annual Meeting, and we hope that the information contained in this document will help you decide how you wish to vote at the Annual Meeting.

_______________________________

Important Notice Regarding the Availability of Proxy Materials

For the Shareholder Meeting to be Held on June 8, 2022

This Proxy Statement is available at

https://www.alphaprotech.com/AlphaProtech/Assets/Documents/Proxy%20Statement/Proxy_statement_2022.pdf and the 2021 Annual Report is available at

https://www.alphaprotech.com/AlphaProtech/Assets/Documents/reports/Annual_Report_2021.pdf

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the Annual Meeting?

At the Annual Meeting, the Company’s shareholders will consider and act upon the following matters:

1.	The election of seven (7) directors to serve until the 2023 Annual Meeting of Shareholders;
2.	The ratification of the appointment of Tanner LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2022;
4.	The approval, on an advisory basis, of the compensation of the Company’s named executive officers (the “Say-on-Pay proposal”); and
5.	Such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

In addition, management will report on the performance of the Company and respond to questions from shareholders.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), we have elected to use a hybrid “notice and access” approach, pursuant to which our registered shareholders will receive a printed copy of the proxy materials, while our beneficial shareholders (unless such shareholders have specifically requested paper copies of the materials) will receive only the required notification documentation under the notice and access provisions of the SEC rules, which will not include a paper copy of this Proxy Statement or our 2021 Annual Report to Shareholders. This approach conserves paper and reduces our costs of printing and distributing the proxy materials, while providing our shareholders with a convenient method of accessing the materials and voting. On or about April 29, 2022, a Notice of Internet Availability of Proxy Materials (the “Notice”) was sent to our beneficial shareholders, which contains instructions on how to access and review the proxy materials on the Internet, how to submit your proxy via the Internet or by telephone, and how to request paper copies of the proxy materials, including this Proxy Statement and our 2021 Annual Report to Shareholders.

Who is entitled to vote at the Annual Meeting?

Only shareholders of record of the Company’s common stock at the close of business on April 11, 2022, are entitled to vote at the Annual Meeting. Each shareholder of common stock is entitled to one (1) vote per share. We are authorized to issue 50,000,000 common shares, par value $.01 per share. There were issued and outstanding 12,969,391 shares of common stock as of the close of business on the Record Date. There is only one (1) class of shares.

How can I vote my shares in person at the Annual Meeting?

Shares held directly in your name as the shareholder of record may be voted in person at the Annual Meeting. Each shareholder may be asked to present valid picture identification, such as a driver’s license or passport. Please note that if you hold your shares beneficially in “street name” (that is, through a broker, bank or other nominee), you will need to present a copy of a brokerage statement reflecting your stock ownership as of the Record Date and such other documents as may be required by your broker when you check in at the registration desk at the Annual Meeting. Failure to provide adequate proof that you are a shareholder may prevent you from being admitted to the Annual Meeting. Even if you plan to attend the Annual Meeting, the Company recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

How can I vote my shares without attending the Annual Meeting?

Whether you hold your shares directly as the shareholder of record or beneficially in “street name,” you may direct your vote without attending the Annual Meeting by proxy. Please follow the instructions provided in the Notice of Internet Availability of Proxy Materials, or, if you received printed copies of the proxy materials, on the proxy card or voting instruction card. We urge you to review the proxy materials carefully before you vote. These materials are available at https://www.alphaprotech.com/AlphaProtech/Assets/Documents/Proxy%20Statement/Proxy_statement_2022.pdf

How will my proxy be voted?

We will vote all properly executed proxies delivered pursuant to this solicitation at the Annual Meeting and in accordance with instructions given, if any. If no instructions are given, we will vote the proxies as recommended by the Board – FOR the election of the seven (7) director-nominees, FOR the ratification of the appointment of Tanner LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2022 and FOR the Say-on-Pay proposal – and in the manner deemed by the persons named as proxies to be in the best interests of the Company and its shareholders as to any other matters that may come before the Annual Meeting. We are currently not aware of any other matters that may be properly presented at the Annual Meeting.

Can I revoke my proxy or change my vote?

The Board of Directors of the Company is soliciting the proxy, which is revocable at any time before it is voted. You may revoke the proxy by voting in person at the Annual Meeting, by signing and delivering a later‑dated proxy or by giving written notice of revocation to the Secretary of the Company at any time prior to the voting thereof. We must, however, actually receive the written notice or later‑dated proxy before the vote of the shareholders. Only the latest validly-executed proxy that you submit will be counted.

Can I go to the Annual Meeting if I vote by proxy?

Yes. Attending the meeting does not revoke the proxy. However, you may revoke your proxy at any time before it is actually voted by giving written notice to the Secretary of the Company or by delivering a later-dated proxy.

How can I obtain directions to be able to attend the Annual Meeting and vote in person?

Information on how to obtain directions to be able to attend the Annual Meeting and vote in person can be found at the following website: https://www.alphaprotech.com/Investors/annual-report--proxy-statements

Will my vote be public?

No. As a matter of policy, shareholder proxies, ballots and tabulations that identify individual shareholders are kept confidential and are only available if actually necessary to meet legal requirements.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of the Company’s common stock will constitute a quorum, allowing the conduct of business. The shareholders present may adjourn the meeting despite the absence of a quorum.

How many votes are needed to approve the proposals?

Assuming the presence of a quorum, the directors of the Company will be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors (Proposal 1). The ratification of the appointment of Tanner LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2022 (Proposal 2) and the Say-on-Pay proposal (Proposal 3) will require the affirmative vote of a majority of the votes cast at the meeting.

A shareholder may abstain or withhold his or her vote (collectively, “abstentions”) with respect to each item submitted for shareholder approval. Abstentions will be counted as present for purposes of determining the existence of a quorum but will not be counted as voting on any proposal brought before the Annual Meeting. Because the election of directors (Proposal 1) is determined by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors, abstentions will not affect the outcome of this matter. Because they are not considered to be votes cast, abstentions will not affect the outcome of the ratification of the appointment of Tanner LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2022 (Proposal 2), or the Say-on-Pay proposal (Proposal 3).

What if my shares are held by a broker, bank or other nominee?

If you hold your shares in “street name,” i.e., in the name of a broker, bank or other nominee who is considered the shareholder of record with respect to those shares, these proxy materials, or instructions for how to access these proxy materials, are being forwarded to you by them. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the Annual Meeting. Your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee regarding how to vote your shares. If you hold your shares in “street name,” it is critical that you return the voting instruction card if you want your votes to count in the election of directors (Proposal 1) and on the Say-on-Pay proposal (Proposal 3). Your broker, bank or nominee does not have the ability to vote your uninstructed shares on a discretionary basis in the election of directors or with respect to executive compensation matters. Therefore, if you hold your shares in “street name” and do not instruct your broker, bank or nominee on how to vote in the election of directors or on the Say-on-Pay proposal, your shares will not be voted on either of these proposals, or on any other proposal on which your broker does not have discretionary authority (resulting in a “broker non-vote”).

Shares underlying broker non-votes are counted for general quorum purposes but are not deemed to be present or entitled to vote with respect to any matter for which a broker does not have discretionary authority to vote. Thus, broker non-votes are not considered to be votes cast at a meeting (either for or against a proposal). At the Annual Meeting, broker non-votes will not be counted for purposes of the election of directors (Proposal 1) and will have no effect on the outcome of the election of directors based on the plurality voting standard. Similarly, broker non-votes will not be counted for purposes of the approval of the Say-on-Pay proposal (Proposal 3) and will have no effect on the outcome of such matter since broker non-votes are not considered to be votes cast. Your broker, bank or nominee will continue to have discretion to vote any uninstructed shares on the ratification of the appointment of Tanner LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2022 (Proposal 2).

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting and publish preliminary results, or final results if available, in a Current Report on Form 8-K within four (4) business days of the Annual Meeting. If final voting results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final results within four (4) business days after the final results are known.

If I share an address with other shareholders of the Company, how can we request to obtain only one set of voting materials for future meetings?

You may request that we send you and the other shareholder(s) who share an address with you only one Notice or one set of proxy materials by calling us at (905) 479-0654 or by writing to us at our principal executive office at Alpha Pro Tech, Ltd., 60 Centurian Drive, Suite 112, Markham, Ontario, Canada L3R 9R2, Attn: Secretary. For shareholders who request and receive hard copies of the proxy materials, a separate proxy card will be included with the proxy materials for each shareholder. For shareholders receiving a Notice, the Notice will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet or by telephone.

How do I obtain a separate set of proxy materials if I share an address with other shareholders?

If requested by a shareholder, we may deliver one Notice or, where applicable, one set of the proxy materials, to certain shareholders who share an address. If you have only received one Notice or one set of the proxy materials, you may request separate copies at no additional cost to you by calling us at (905) 479-0654 or by writing to us at our principal executive office at Alpha Pro Tech, Ltd., 60 Centurian Drive, Suite 112, Markham, Ontario, Canada L3R 9R2, Attn: Secretary. If you received a Notice and you would like to receive a paper or e-mail copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

You may also request separate paper proxy materials or a separate Notice for future annual meetings by following the instructions for requesting such materials in the Notice, or by contacting us by phone or e-mail.

PERSONS MAKING THE SOLICITATION

The cost of soliciting proxies, including the cost of preparing, assembling, printing, mailing and otherwise distributing the Notice of Internet Availability of Proxy Materials and these proxy materials, as well as soliciting your vote, will be borne by the Company. Solicitations will be made by mail and possibly supplemented by telephone or other personal contact to be made without special compensation by regular officers and employees of the Company, but these individuals may be reimbursed for their out-of-pocket expenses. We may reimburse shareholders’ nominees or agents (including brokers holding shares on behalf of clients) for the cost incurred in obtaining from their principals authorization to execute proxies. No solicitation will be made by specifically engaged employees or soliciting agents.

PROPOSAL 1

ELECTION OF DIRECTORS

In accordance with the Company’s Bylaws, the Board of Directors of the Company (the “Board”) is currently fixed at seven (7) members. Directors are elected annually for a term of office to expire at the succeeding annual meeting of shareholders after their election and until their successors are duly elected and qualified. Based on the recommendation of the Nominating/Governance Committee, the Board proposes that the seven (7) nominees identified below be elected for a new term of one (1) year and until their successors are duly elected and qualified. Shareholders may not vote for a greater number of persons than the number of nominees named.

Each of the nominees has consented to serve. If any of them should become unavailable to serve as a director (which is not now expected), the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

Unless “Withhold” or “For All Except” is noted as to all or some of the nominees, proxies will be voted at the Annual Meeting FOR the election of the seven (7) nominees to the Board.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES LISTED BELOW TO SERVE AS DIRECTORS OF THE COMPANY UNTIL THE NEXT ANNUAL MEETING OF SHAREHOLDERS AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

The following provides certain biographical information about the individuals who have been nominated for election as directors of the Company. All of the nominees are currently directors and were elected by the shareholders at the Company’s last annual meeting of shareholders.

The biographical information for each of the nominees below contains a description of the individual’s service as a director; business experience; director positions held currently or at any time during the last five (5) years, if applicable; information regarding involvement in certain legal or administrative proceedings, if applicable; and the experiences, qualifications, attributes and skills that caused the Board to determine that the individual should serve as a director. The stock ownership with respect to each nominee is set forth in the table entitled “Security Ownership of Certain Beneficial Owners and Management” that appears later in this Proxy Statement.

Information about the remaining executive officer of the Company who is not also a director is also provided below. None of the director-nominees or executive officers are related to any other director-nominee or to any other executive officer of the Company.

Information About Director-Nominees

LLOYD HOFFMAN (age 61) has been employed by the Company since 1991, first in the capacity of accountant, then as Senior Vice President of Finance and Administration from 1999 until 2002, as Chief Financial Officer from 2002 until December 2015, as Chief Executive Officer beginning January 2016, and as President and Chief Executive Officer since December 2017. He has been a director of the Company since January 2016. From 1987 until 1991, Mr. Hoffman was in charge of finance and administration at Software Concepts, Inc., a developer of software for association and magazine publishers.

Mr. Hoffman’s ability to lead the Company in the global marketplace, coupled with his over 30 years of experience in the industry, his financial skills and his strong familiarity with the Company’s business, all provide him with a wide range of knowledge on issues important to the Company and its subsidiaries. Mr. Hoffman’s history with the Company and corporate leadership experience contribute greatly to the Board.

JOHN RITOTA (age 71) has been a director of the Company since 1991. Dr. Ritota has operated a general dentistry practice, Ritota and Ritota, with his brother in Delray Beach, Florida since 1981, where he currently serves as President and a director. From 2004 until 2008, Dr. Ritota served as a director of Maxim TEP, Inc., now known as Conquest Petroleum Inc., an oil and natural gas exploration, development and production company headquartered in The Woodlands, Texas, a suburb of Houston.

The Board believes that Dr. Ritota’s experience gained through operating and managing his dental practice and his history of service as a public company director provide him with a wide range of knowledge on issues important to business, including the business of the Company, that contributes valuable insight to the Board.

RUSSELL MANOCK (age 74) has been a director of the Company since 2000. Mr. Manock has been an independent chartered professional accountant (sole practitioner) since September 2017. He was previously a senior partner in the public accounting firm Snow & Manock in Toronto, Ontario, Canada from 1976 until September 2017.

Mr. Manock’s extensive experience as a chartered accountant, as well as his experience gained through the leadership and management of his accounting firm, equip him with a wide range of accounting, financial, capital markets, risk assessment, management and other skills, all of which provide valuable insight and expertise to the Board.

DANNY MONTGOMERY (age 73) has been the Senior Vice President of Alpha ProTech Engineered Products, Inc. (a subsidiary of the Company) since 2005, the Senior Vice President of Manufacturing of the Company since 2007 and a director of the Company since 2007. Mr. Montgomery has over 50 years of manufacturing and sales experience in various plastics and plastics processing and polymer industries. Mr. Montgomery joined the Company in 1994 when the assets of Ludan Corp., a company that he founded and managed, were acquired by Alpha Pro Tech, Inc.

The Board believes that Mr. Montgomery’s years of experience in manufacturing and sales, as well as his knowledge and understanding of the business of the Company and its subsidiaries, make him a valuable contributor to the Board.

DAVID R. GARCIA (age 73) has been a director of the Company since 2010. Mr. Garcia has been retired since 2009. He was a licensed stockbroker/producing manager with Cantella & Co. from 1983 until his retirement. Prior to entering the financial industry, he was employed by CF&I Steel Corp. in the Labor Relations Department from 1979 to 1983. Mr. Garcia was the Executive Director of the Wyoming Fair Employment Commission, a division of the Wyoming Department of Labor, from 1973 to 1979.

The Board believes that Mr. Garcia’s years of experience as a stockbroker, specifically his resulting exposure to publicly-held companies and their financial results and his understanding of public company risk assessment, bring a significant amount of perspective and knowledge to the Board.

JAMES BUCHAN (age 55) has been a director of the Company since March 2017. Since August 2016, Mr. Buchan has served as a Senior Manager – Real Estate Critical and Key Facility Management for Bell Canada, a subsidiary of BCE Inc., one of the largest telecom and media companies in Canada (“Bell”), where he provides leadership and technical expertise to critical facility operations. From September 2013 until August 2016, Mr. Buchan served as Operations Manager for Bell. Prior to working for Bell, Mr. Buchan worked as a manager for Urbacon, a contractor for Bell, from 2012 until 2013, and as a facility manager for Brookfield Global Integrated Solutions from 2009 until 2012.

The Board believes that Mr. Buchan’s financial, operational and managerial experience in one of Canada’s largest telecom companies and his experience in financial management, strategic planning, human resources and labor relationship management, as well as his strong communications background, add a valuable perspective to the Board.

DONNA MILLAR (age 69) has been a director of the Company since December 2017, and an employee of the Company and its predecessor since 1989. Since 2000, she has served as the primary point of contact for investor relations for the Company. Previously, she served as Director of International Sales from 1989 to 1991, in various accounting, customer service and investor relations roles from 1991 to 2000 and as Assistant to the President from 2000 to 2017. In her over 30 years with the Company, she has gathered knowledge of the Company through several sales and accounting jobs, as well as public company experience through participating in capital raises, organizing and attending investor and shareholder meetings and serving as the primary contact for investor relations. Her deceased husband, Alexander W. Millar, was the former President and Chairman of the Company.

The Board believes that Ms. Millar’s in-depth knowledge of and long history with the Company, as well as her extensive experience serving a public company, contribute greatly to the Board.

Information About Executive Officer Who Is Not Also a Director-Nominee

Two of the executive officers of the Company, Lloyd Hoffman and Danny Montgomery, are also current directors and director-nominees and are identified above. Information follows on the other current executive officer of the Company.

COLLEEN MCDONALD (age 51) has been the Chief Financial Officer of the Company since January 2016. Ms. McDonald joined the Company’s accounting department in 1995 and was named Assistant Corporate Controller in 2002. She then held the position of Corporate Controller from 2003 until she became Chief Financial Officer in 2016.

CORPORATE GOVERNANCE AND BOARD MATTERS

The principal role of the Company’s Board is to oversee the management of the Company’s affairs for the benefit of our shareholders. The Board regularly reviews our corporate governance policies and practices and compares them to those suggested by various authorities in the matters of corporate governance and the practices of other companies, taking into account the size and resources of the Company. Additionally, the Company continues to review new and proposed rules of the SEC and the listing standards of the NYSE American exchange (the “NYSE American”).

The Company is committed to having sound corporate governance principles. Operating in accordance with such principles is essential to running the Company’s business effectively and to maintaining the Company’s integrity in the marketplace. The Company’s Board has adopted a Code of Business Conduct and Ethics that sets forth basic principles to guide the Company’s directors and employees, including the President and Chief Executive Officer, Chief Financial Officer and other executive officers, in their conduct and compliance with applicable laws and governance principles. A copy of the Code of Business Conduct and Ethics is available in the “Corporate Governance” section of our website, www.alphaprotech.com. Additionally, the Company will furnish to any person without charge, upon written request, a copy of the Code of Business Conduct and Ethics. The Company intends to disclose any amendments to the Code of Business Conduct and Ethics and any waiver of the Code of Business Conduct and Ethics granted to any director or executive officer of the Company on the Company’s website. As of the date of this Proxy Statement, there have been no such waivers.

Director Independence

The NYSE American listing standards provide that at least a majority of the members of the Board must be independent. Accordingly, because our Board currently has seven (7) members, at least four (4) of the directors must be independent. The NYSE American listing standards provide that no director will qualify as “independent” for these purposes unless the Board affirmatively determines that the director has no relationship with the Company that would interfere with the exercise of the director’s independent judgment in carrying out the responsibilities of a director. Additionally, the listing standards set forth a list of relationships that would preclude a finding of independence.

The Board affirmatively determines the independence of each director and nominee for election as a director. The Board makes this determination annually. In accordance with the NYSE American listing standards, we do not consider a director to be independent unless the Board determines (i) that no relationships exist that would preclude a finding of independence under the NYSE American listing standards and (ii) that the director has no relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) that would interfere with the exercise of the director’s independent judgment in carrying out his responsibilities as a director. Members of the Audit Committee, Organizational Development and Compensation Committee (the “Compensation Committee”) and Nominating/Governance Committee must also meet applicable independence tests of the NYSE American and the SEC.

The Board has reviewed a summary of the directors’ responses to a questionnaire asking about their relationships with the Company, as well as material provided by management related to transactions, relationships or arrangements between the Company and the directors and parties related to the directors. The purpose of this review was to determine whether any such transactions, relationships or arrangements were material and possibly inconsistent with a determination that the director was independent. After deliberation, the Board has determined that the Company’s four (4) non-employee directors – John Ritota, Russell Manock, David R. Garcia and James Buchan – are independent and that all of the members of the Audit Committee, Compensation Committee and Nominating/Governance Committee also satisfy the independence tests referenced above. Mr. Hoffman, Mr. Montgomery and Ms. Millar are not independent due to their employment with the Company.

Company Leadership Structure

The business of the Company is managed under the direction of the Board, which is elected by our shareholders. The basic responsibility of the Board is to lead the Company by exercising its business judgment to act in what each director reasonably believes to be the best interests of the Company and its shareholders. Leadership is important to facilitate the Board in acting effectively as a working group so that the Company and its performance may benefit.

For more than 20 years prior to September 2015, the Company was primarily led and managed by Sheldon Hoffman, as Chief Executive Officer, and Alexander W. Millar, as President. While the Board does not have a policy requiring the separation or combination of the Chief Executive Officer and Chairman roles, the leadership structure of the Company historically included the combination of these roles, and, although not formally appointed, Sheldon Hoffman performed the duties of Chairman until his resignation from the Board and as Chief Executive Officer in September 2015. In January 2016, Lloyd Hoffman was appointed Chief Executive Officer of the Company, and Alexander W. Millar was formally appointed to serve in the role of Chairman, thus separating the roles of Chief Executive Officer and Chairman. Following the loss of our President and Chairman in December 2017, Lloyd Hoffman was appointed as President and, although not formally appointed as Chairman, he has performed these duties since December 2017. We have determined that our current structure is the most appropriate and effective Board leadership structure for the Company at this time, based upon a number of factors, including the experience of the applicable individuals, the current business environment and the specific needs of our business. However, we continue to evaluate the Board leadership structure of the Company to determine whether an alternate structure would best serve the interests of the Company in the future.

Although the Board has not designated a lead independent director, four (4) of the seven (7) current members of the Board are independent, three (3) of the four (4) independent directors have served as directors for at least eight (8) years and all have significant knowledge of the Company’s business. In addition, the Audit Committee, Compensation Committee and Nominating/Governance Committee are comprised solely of independent directors. The Company’s non-management directors regularly meet in executive sessions, which sessions allow the directors to speak candidly on any matter of interest, without the President and Chief Executive Officer or other members of management present.

Overall, the Board is collegial, and all Board members are well-engaged in their responsibilities. All Board members express their views and are open to the opinions expressed by other directors.

Risk Oversight

The Company’s management team continually identifies and monitors the material risks facing the Company, including financial, strategic, operational, legal and compliance risks, together with business relationships and customer relations. The Board is responsible for exercising oversight of management’s identification and management of, and planning for, those risks. The Board has delegated to certain of its committees the primary oversight responsibility for those risks that are directly related to each committee’s area of focus.

The Audit Committee reviews our policies and guidelines with respect to risk assessment and risk management, including our major financial risk exposures, and oversees the steps that management has taken to monitor and control those exposures. The Compensation Committee considers risk issues when establishing and administering our compensation programs for executive officers and other key personnel. The Nominating/Governance Committee oversees matters relating to the composition and organization of the Board and advises the Board on how its effectiveness can be improved by changes in its composition and organization.

The Board and its committees exercise their risk oversight function by carefully evaluating the reports that they receive from management and by making inquiries of management with respect to areas of particular interest to the Board or its committees. We believe that our leadership structure also enhances the Board’s risk oversight function, as Lloyd Hoffman, in his roles as President and Chief Executive Officer, regularly discusses the material risks facing the Company with other members of the Company’s management team.

The Company maintains a whistleblower policy, which provides for confidential or anonymous employee communications with the non-management directors of the Board. The administration of this policy is monitored by the Audit Committee.

Management Response to COVID-19

In March 2020, the World Health Organization declared the outbreak of COVID-19 a pandemic. COVID-19 continues to spread throughout the U.S. and the world and has resulted in authorities implementing numerous measures to contain the virus, including travel bans and restrictions, quarantines, shelter-in-place orders, and business limitations and shutdowns. COVID-19 has had mixed effects on our business operations and financial condition, and we expect that COVID-19 will continue to impact the Company going forward.

To ensure the safety of our workers in the face of the COVID-19 pandemic, we implemented significant changes that we determined were in the best interest of our employees, as well as the communities in which we operate, in compliance with government regulations. Through the efforts of a cross-functional COVID-19 response team, the Company has responded to numerous people-related challenges resulting from the pandemic. The Company addressed various country, state and local restrictions, mandates and guidelines and provided compliance programs at all Company locations designed to operate facilities in a safe manner. To protect and support our essential team members, we have implemented health and safety measures that at times have included maximizing personal workspaces, changing shift schedules, providing PPE and instituting mandatory screening before accessing buildings. We will continue to monitor the COVID-19 guidance provided by the Centers for Disease Control and Prevention and assess the various related risks when determining our response in the future.

We experienced a significant surge in customer demand for our proprietary N-95 Particulate Respirator face masks and other personal protective equipment (“PPE”) products as a result of COVID-19. We experienced a dramatic increase in revenue from sales of PPE products during the year of 2020, especially with respect to face masks and disposable protective garments, including shoecovers, coveralls, gowns, lab coats and bouffant caps. In an effort to meet the unprecedented demand and to aid communities around the world in responding to the ongoing healthcare crisis, the Company ramped up production during the first quarter of 2020 of our PPE products, in particular our N-95 face mask, which is manufactured by the Company in the U.S. We have addressed the growing customer demand for PPE products by increasing and improving the human, mechanical and supply chain components behind production, although we expect the effects of COVID-19 on our business operations and financial condition to be more mixed in the future.

Board Meetings and Committees

The Board of the Company conducts its business through meetings of the Board and its committees. During 2021, the Board of the Company met five (5) times. Each of the incumbent directors attended 100% of the total number of meetings of the Board and all committees of the Board for the period during which the director served on the Board or such committee in 2021.

In addition to participation at Board and committee meetings, the Company’s directors discharge their responsibilities throughout the year through personal meetings and other communications, including considerable telephone contact with the President and Chief Executive Officer and other members of management regarding matters of interest and concern to the Company.

Directors are encouraged but not required to attend the annual meetings of shareholders. All directors attended the Company’s 2021 Annual Meeting of Shareholders.

Our Board has a standing Audit Committee, Compensation Committee and Nominating/Governance Committee. Only members of the Board can be members of a committee, and each committee is required to report its actions to the full Board. The functions of each of the Audit Committee, the Compensation Committee and the Nominating/Governance Committee are governed by charters that have been adopted by the Board. The charters of each of these committees are available free of charge in the “Corporate Governance” section of our website, www.alphaprotech.com.

Audit Committee

The purposes of the Audit Committee are to assist the Board in its oversight of the accounting and financial reporting processes of the Company, the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, and the performance of the Company’s internal audit function and independent auditors, as well as to prepare the Audit Committee Report that is included in the Company’s proxy statement sent to shareholders for the annual meeting. The specific functions and responsibilities of the Audit Committee are set forth in more detail in the committee’s charter.

The Board has carefully evaluated the backgrounds of the members of the Audit Committee and has determined that each member qualifies as independent under the heightened independence standards of the applicable NYSE American listing standards and SEC rules and satisfies the membership requirements of the SEC and the NYSE American. The Board also has determined that Russell Manock qualifies as an “audit committee financial expert,” as that term is defined by the applicable rules of the SEC. As an audit committee financial expert, Mr. Manock also satisfies the NYSE American accounting and financial management expertise requirements. Mr. Manock’s relevant experience is summarized in the section entitled “Proposal 1 – Election of Directors; Information About Director-Nominees” appearing earlier in this Proxy Statement.

The Audit Committee, consisting of Messrs. Russell Manock (Chairman), John Ritota and David R. Garcia, met four (4) times in 2021. The report of the Audit Committee appears later in this Proxy Statement.

Compensation Committee

The functions of the Compensation Committee are to assist the Board in discharging its oversight responsibilities relating to, among other things, executive compensation, equity and incentive compensation plans, management succession planning and training of all management levels, as well as to produce the report of the Compensation Committee that is included in the Company’s proxy statement sent to shareholders for the annual meeting. The President and Chief Executive Officer assists the committee with determining the amount of compensation to be paid to the other executive officers, in part, by providing historical and current performance data to the committee, but does not play a role in his own compensation determination. The committee has discretion to approve, disapprove or modify recommendations made by the President and Chief Executive Officer and then provides a recommendation regarding compensation of our executive team to the Board for its approval.

The charter of the Compensation Committee grants the committee the authority to hire outside experts in the field of executive compensation to assist the committee in fulfilling its responsibilities, but does not otherwise provide the Compensation Committee with the ability to delegate its responsibility for determining executive and director compensation. Currently, the committee does not use such a compensation consultant or similar expert. However, in the future, the committee may engage or seek the advice of a compensation consultant or similar expert.

The Board considered all of the factors specifically relevant to determining whether a member of the compensation committee has a relationship to the Company which is material to his ability to be independent from management in connection with the duties of a compensation committee member, including the source of compensation of the member and whether the member is affiliated with the Company. The Board determined that each of the members of the committee is independent within the meaning of the NYSE American listing standards.

The Compensation Committee, consisting of Messrs. John Ritota (Chairman), David R. Garcia and James Buchan, met three (3) times in 2021. The report of the Compensation Committee appears later in this Proxy Statement.

The Compensation Committee has reviewed the Company’s compensation programs, plans and practices for all employees as they relate to risk management and risk-taking initiatives to ascertain if they serve to encourage or incent risks that are “reasonably likely to have a material adverse effect” on the Company. As a result of this process, the committee concluded and informed the Board that any risks arising from these programs, plans and practices are not reasonably likely to have a material adverse effect on the Company. The committee will continue to review on an annual basis the Company’s compensation programs, plans and practices in order to determine if there are incentives that could result in risks that could have such an effect on the Company.

Nominating/Governance Committee

The purposes of the Nominating/Governance Committee as set forth in its charter are to (1) identify and recommend to the Board candidates for nomination or appointment as directors, (2) review and recommend to the Board appointments to Board committees, (3) develop and recommend to the Board corporate governance guidelines for the Company and any changes to those guidelines, (4) review, from time to time, the Company’s Code of Business Conduct and Ethics and certain other policies and programs intended to promote compliance by the Company with its legal and ethical obligations and recommend to the Board any changes to the Code of Business Conduct and Ethics and such policies and programs and (5) oversee the Board’s annual evaluation of its own performance.

Each of the members of the committee is independent within the meaning of the NYSE American listing standards.

The Nominating/Governance Committee, consisting of Messrs. James Buchan (Chairman), Russell Manock and David R. Garcia, met one (1) time in 2021.

Consideration of Director-Nominees

Criteria and Diversity

Criteria that are used by the Nominating/Governance Committee in connection with evaluating and selecting new directors include factors relating to whether the candidate would meet the definition of “independent” as defined by the applicable NYSE American listing standards, as well as the candidate’s skills, occupation and experience in the context of the needs of the Board. The Board believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

The Nominating/Governance Committee continually reviews the qualifications and responsibilities of all directors in consideration of the Board’s overall responsibility to shareholders. Although neither the Board nor the Nominating/Governance Committee has a formal policy with regard to the consideration of diversity in identifying director nominees, the director nomination process is designed to ensure that the Board considers members with diverse backgrounds, including race, ethnicity, gender, education, skills and experience, with a focus on appropriate financial and other expertise relevant to the Company’s business, and also considers issues of judgment, conflicts of interest, integrity, ethics and commitment to the goal of maximizing shareholder value. The goal of this process is to assemble a group of directors with deep, varied experience, sound judgment and commitment to the Company’s success. For a discussion of the individual experience and qualifications of our directors, please refer to the section entitled “Proposal 1 – Election of Directors; Information About Director-Nominees” appearing earlier in this Proxy Statement.

Process for Identifying and Evaluating Director-Nominees

The process followed by the Nominating/Governance Committee to identify and evaluate candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating/Governance Committee and the Board. Assuming that the appropriate biographical and background material discussed below is provided on behalf of candidates recommended by shareholders, the Nominating/Governance Committee will evaluate those candidates by applying substantially the same criteria and following substantially the same process as that used for candidates submitted by Board members.

Director-Nominees Proposed by Shareholders

The Nominating/Governance Committee will consider candidates recommended by shareholders for inclusion by the Board in the slate of nominees that the Board recommends to the shareholders for election. In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director-nominees, including candidates recommended by shareholders, the Nominating/Governance Committee applies the selection criteria and follows the process described above.

Shareholders may recommend individuals for the Nominating/Governance Committee to consider as potential director candidates by submitting the following information to the Nominating/Governance Committee, c/o Secretary of Alpha Pro Tech, Ltd., 60 Centurian Drive, Suite 112, Markham, Ontario, Canada L3R 9R2:

●	The name of the recommended person;

●

All information relating to the recommended person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as may be amended from time to time;

●	The written consent of the recommended person to being named in the proxy statement as a nominee and to serve as a director if elected;

●

As to the shareholder making the recommendation, the name and address of such shareholder as they appear on the Company’s books; provided, however, that if the shareholder is not a registered holder of the Company’s common stock, the shareholder should submit his or her name and address along with a current written statement from the registered holder; and

●	A statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

Any such recommendation must be received at the address above not less than 120 calendar days before the anniversary date of the Company’s proxy statement released to shareholders in connection with the previous year’s annual meeting.

Shareholder Communications with the Board of Directors

The Board will give appropriate attention to written communications that are submitted by shareholders and will respond as the Board deems appropriate. Absent unusual circumstances or as contemplated by committee charters, the Chairman of the Nominating/Governance Committee primarily will be responsible for monitoring communications from shareholders and providing copies or summaries of such communications to the other directors as he deems appropriate. Communications will be forwarded to all directors if such communications relate to substantive matters and include suggestions or comments that the Chairman of the Nominating/Governance Committee considers important.

Shareholders and other interested parties who wish to send communications on any topic to the Board should address such communications to the Chairman of the Nominating/Governance Committee, c/o Secretary of Alpha Pro Tech, Ltd., 60 Centurian Drive, Suite 112, Markham, Ontario, Canada L3R 9R2.

All written communications to the Company’s Board will be relayed to the Nominating/Governance Committee without being screened by management.

Compensation Committee Interlocks and Insider Participation

During 2021, the Compensation Committee, which establishes the compensation of the Company’s executive officers, was comprised of Messrs. John Ritota (Chairman), David R. Garcia and James Buchan. During 2021, no executive officer of the Company served as (i) a member of a compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board) of another entity, one of whose executive officers served on the Compensation Committee of the Company, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Company, or (iii) a member of a compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board) of another entity, one of whose executive officers served as a director of the Company.

TRANSACTIONS WITH RELATED PERSONS

The Company recognizes that transactions between it or its subsidiaries and any of its directors or executive officers may present potential or actual conflicts of interest that are not in the best interests of the Company and its shareholders. Therefore, as a general matter and in accordance with the Company’s Code of Business Conduct and Ethics, the Company prefers to avoid such transactions. However, we may occasionally enter into or participate in transactions with certain “related persons.” “Related persons” include our executive officers, directors, 5% or more beneficial owners of our common stock, immediate family members of these persons and entities in which one of these persons has a direct or indirect material interest. We refer to transactions with these related persons as “related person transactions.”

In accordance with the Company’s Related Person Transaction Policy Statement, the Company’s accounting department brings any potential transaction between the Company and a related person to the attention of the Chief Financial Officer, who then notifies the President and Chief Executive Officer, the Audit Committee and/or the full Board. The Audit Committee or a majority of disinterested directors then reviews the material facts of the related person transaction and either approves or disapproves of the transaction.  In determining whether to approve a related person transaction, a number of factors are considered, including the material terms of the transaction, the nature of the related person’s interest in the transaction, the significance of the transaction to the related person, the nature of the related person’s relationship with the Company, the significance of the transaction to the Company and whether the transaction would be likely to impair (or create an appearance of impairing) the judgment of a director or member of management to act in the best interests of the Company.  Transactions that are less than $10,000 and that are deemed to be in the ordinary course of business, as determined by the Chief Financial Officer and/or the President and Chief Executive Officer, are not subject to these review procedures. The President and Chief Executive Officer reviews all related person transactions to ensure that they are “arm’s length” and accounted for properly, and further reviews the disclosures in the Company’s SEC filings to ensure that any related person transactions are disclosed in accordance with SEC rules and the requirements of U.S. generally accepted accounting principles.

No related person had any direct or indirect material interest in any transaction with us required to be disclosed since the commencement of the 2021 fiscal year.

Additionally, the Audit Committee of the Company’s Board, pursuant to its written charter, has developed, and the Board has approved, a Code of Business Conduct and Ethics, which sets forth certain factors that must be considered in identifying potential conflicts of interest and certain situations that could create a conflict of interest. Any such potential conflict of interest situation must be discussed with the Code of Business Conduct and Ethics Contact Person, currently the Company’s President and Chief Executive Officer.

EXECUTIVE COMPENSATION

This Executive Compensation section addresses the objectives and implementation of the Company’s executive compensation program and focuses on the policies and decisions underlying the program. The Company intends for this Executive Compensation section to not only describe the various elements of the current executive compensation program of the Company, but also provide information regarding the underlying philosophy of the program and the criteria on which executive compensation is based.

Executive Compensation Objectives

The Company’s executive compensation objectives are to:

●	Motivate and retain highly qualified managers and executives;
●	Link executives’ total compensation to Company and individual job performance; and
●	Provide an appropriate balance between incentives focused on achievement of annual business plans and long-term incentives tied to increases in shareholder value.

Our compensation philosophy is consistent with, and attempts to further, our belief that the caliber and motivation of our executive officers, and their leadership, are critical to our success.

Oversight of the Compensation Program/Role of Executive Officers

The Compensation Committee oversees our compensation program and reviewed and recommended to the Board the compensation to be paid to all executive officers, including the President and Chief Executive Officer (Mr. Hoffman), the Chief Financial Officer (Ms. McDonald) and our other executive officer (Mr. Montgomery) during 2021 (collectively, the “Named Executive Officers”).

Our Compensation Committee’s responsibilities include reviewing and recommending to the Board annually the amount, form and terms of compensation to be paid to the Named Executive Officers and assessing and making recommendations to the Board regarding executive compensation and benefit plans and programs. The President and Chief Executive Officer assists the committee with determining the amount of compensation to be paid to the other executive officers, in part, by providing historical and current performance data to the committee, but does not play a role in his own compensation determination. The committee has discretion to approve, disapprove or modify recommendations made by the President and Chief Executive Officer and to then provide a recommendation regarding compensation of our executive team to the Board for its approval.

Elements of Executive Compensation

The key elements of the Company’s executive compensation program are (i) base salary, (ii) discretionary annual incentive compensation and long-term incentive compensation and (iii) contractual incentive awards (for Mr. Hoffman only).

Base Salary

The Company pays its Named Executive Officers a fixed annual base salary. Base salary is determined principally by job responsibilities required by the position, the length of service of the individual in such position and at the Company, and individual competence. Base salaries provide a degree of financial stability for the Named Executive Officers, with increases designed to reward recent performance and contributions. The amount of base salaries and any future increase or decrease in base salaries may also take into account the compensation paid by our competitors and/or other comparably sized companies. Base salaries are reviewed and approved by the Board annually to determine their appropriateness.

Discretionary Annual Incentive Compensation and Long-Term Incentive Compensation

Cash bonuses and awards of stock options reflect each individual Named Executive Officer’s contribution to the overall financial performance of the Company. Except as discussed below in relation to Mr. Hoffman, we do not have a regular or pre-established plan for making either cash bonuses or equity awards.

Discretionary cash bonuses are paid on a case-by-case basis at the discretion of the Compensation Committee and the Board. Cash bonuses are paid in circumstances where the Board believes that it is appropriate to reward exceptional individual and/or Company performance. The Compensation Committee reviews and recommends to the Board for approval bonuses paid to our Named Executive Officers. We expect to pay cash bonuses to executive officers in the future as part of the Company’s overall executive compensation program as circumstances warrant. Our bonus structure has been, and will continue to be, designed to reward individual and Company performance.

Pursuant to the Alpha Pro Tech, Ltd. 2004 Stock Option Plan, as amended (the “Option Plan”), the Company has used stock-based awards in some years to provide long-term incentive compensation and to link the financial interests of its Named Executive Officers with the financial interests of its shareholders. The Company’s historical practice of granting stock options contributed significantly to that linkage. Grants were made on a discretionary basis, taking into account the need to incentivize management. Stock options become exercisable over time and, thus, require a longer-term commitment by the Named Executive Officers to realize the appreciation potential of the options.

In April 2020, the Board adopted the Alpha Pro Tech, Ltd. 2020 Omnibus Incentive Plan (as amended, the “2020 Incentive Plan”), which was subsequently approved by the Company’s stockholders at the 2020 Annual Meeting of Shareholders. The 2020 Incentive Plan succeeded the Option Plan and is designed to improve the Company’s compensation scheme by better aligning the financial interests of the Named Executive Officers with those of the Company’s shareholders. The 2020 Incentive Plan is administered by the Compensation Committee. Pursuant to the 2020 Incentive Plan, the types of awards that may be granted include incentive stock options, nonqualified stock options, stock appreciation rights, restricted awards, performance share awards, cash awards, and other equity-based awards. The terms of the awards, including such details as the dates after which options become exercisable, any restrictions placed on restricted awards, performance metrics and thresholds for performance-based awards and vesting conditions for various types of awards, are established by the Compensation Committee within the parameters of the 2020 Incentive Plan.

Contractual Incentive Awards

Contractual incentive awards have historically been provided to our President and Chief Executive Officer, pursuant to which such individual or individuals, as applicable, were entitled to a cash incentive award equal to 5% of the consolidated annual pre-tax profits of the Company, excluding bonus expenses. Mr. Hoffman is entitled to such an award pursuant to his employment agreement, as further described below.

The Company believes that each key element complements the others, and that together the key elements achieve the Company’s principal compensation objectives. Our compensation program has been successful in retaining executive talent, as evidenced by the longstanding employment of our current Named Executive Officers with the Company.

Perquisites

Our policy is generally not to provide perquisites to executives, in part because we believe that they do not effectively incentivize management to improve the financial performance of the Company. However, the Company pays less than $2,000 per year for each of Mr. Hoffman’s and Ms. McDonald’s car insurance. Additionally, we do not maintain any pension or defined benefit plans specifically for the benefit of our Named Executive Officers.

Employment Agreement

The Company entered into an employment agreement with Mr. Hoffman, related to his role as Chief Executive Officer of the Company, effective August 31, 2016, which was amended on October 24, 2017. Among other things, this agreement sets forth his compensation terms, his rights upon a termination of employment and restrictive covenants regarding non-competition and non-solicitation. See “Hoffman Employment Agreement” under the 2021 Summary Compensation Table below for additional details about the employment agreement with Mr. Hoffman.

Benefit Plans

Retirement Savings Plan

The Company has a Retirement Savings Plan (the “401(k) Plan”) that is intended to qualify under Section 401(k) of the Internal Revenue Code (the “Code”). Employees of the Company who have attained at least age 21 and have completed at least one (1) year of service with the Company are eligible to make contributions to the 401(k) Plan on a pre-tax basis of up to 12% of the participant’s compensation in any year in accordance with limitations defined in the Code. Under the 401(k) Plan, the Company matches 25% of the contributing participant’s effective deferral but not in excess of 1% of such contributing participant’s compensation. The pre-tax contributions made by a participant and the earnings thereon are at all times fully vested. The participant’s interest in Company contributions and the earnings thereon will become vested at the rate of 20% per year for each year of service with the Company or, if earlier, upon such participant’s death or disability. A participant’s fully vested benefit under the 401(k) Plan may be distributed to the participant upon his or her retirement, death, disability or termination of employment or upon reaching age 59 1/2.

Our Named Executive Officers may participate in the Company’s 401(k) Plan on the same terms as all of our employees. The Company’s only contribution in 2021 on behalf of any of the Named Executive Officers was $4,382 on behalf of Danny Montgomery.

Other Benefit Plans

Senior management, including the Named Executive Officers, may also participate in our other benefit plans on the same terms as our other employees. These plans include medical and dental insurance, life insurance and long-term disability insurance.

Tax and Accounting Implications

The Company accounts for stock-based compensation, including equity awards granted under the Option Plan and the 2020 Incentive Plan, in accordance with the requirements of Financial Accounting Standards Board Accounting Standards Codification 718 (“FASB ASC 718”), Compensation – Stock Compensation.

All grants made under the Company’s incentive plans are intended either not to be subject to, or otherwise to comply with, Section 409A of the Code (“Section 409A”).

Compensation Committee Report

The Compensation Committee, comprised of independent directors, reviewed and discussed the above Executive Compensation section with the Company’s management. Based on this review and discussion, the Compensation Committee recommended to the Company’s Board that the Executive Compensation section be included in this Proxy Statement.

This report is furnished by the Compensation Committee:

John Ritota (Chairman)

David R. Garcia

James Buchan

2021 Summary Compensation Table

The following table sets forth, for the years ended December 31, 2021 and 2020, a summary of the compensation paid to or earned by the Named Executive Officers.

Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Option Awards(3) ($)	All Other Compensation(4) ($)	Total ($)
Lloyd Hoffman President and Chief Executive Officer	2021 2020	632,000 632,000	447,000 1,000,000	- -	-- --	1,079,000 1,632,000
Danny Montgomery Senior Vice President of Alpha ProTech Engineered Products, Inc. and Senior Vice President of Manufacturing	2021 2020	462,000 440,000	160,000 350,000	- -	4,382 1,826	626,382 791,826
Colleen McDonald Chief Financial Officer	2021 2020	250,000 242,250	128,000 263,000	- -	-- --	378,000 505,250

(1)	The amounts reported in this column reflect the dollar amount of base salary earned for the year, taking into account any salary increases which became effective during the year.

(2)

The amounts reported in this column reflect annual cash incentive compensation for each officer, based on performance in the respective year, and determined by the Compensation Committee in February of the following year and paid soon after. In the case of Mr. Hoffman, the bonus is based on a contractual incentive award as discussed earlier in this Proxy Statement and below under “Hoffman Employment Agreement.”

(3)	There were no stock options granted in 2021 or 2020.

(4)	The amounts reported in this column represent matching contributions made by the Company under the Company’s 401(k) Plan.

Hoffman Employment Agreement

On August 31, 2016, the Company entered into an employment agreement (the “Hoffman Employment Agreement”) with Lloyd Hoffman. The term of the Hoffman Employment Agreement is for a period commencing on August 31, 2016, and continuing through January 1, 2021, and thereafter automatically renewing for successive periods of one year unless either party provides the requisite notice not to renew. The parties entered into a first amendment to the Hoffman Employment Agreement, effective October 24, 2017, which amendment set forth the terms of Mr. Hoffman’s contractual bonus.

Pursuant to the Hoffman Employment Agreement, Mr. Hoffman’s base salary was increased to $600,000 effective July 1, 2017, to $618,000 effective January 1, 2018, and to $632,000 effective January 1, 2019. Mr. Hoffman will be eligible for an annual discretionary bonus in the form of cash or equity based upon an evaluation by the Company’s Board of the financial performance of the Company and Mr. Hoffman’s performance during the Company’s preceding fiscal year, and a bonus in the amount of five percent (5%) of the Company’s earnings before tax, as presented in the Company’s annual income statement, up to a maximum annual bonus of $1,000,000.

Pursuant to the Hoffman Employment Agreement, Mr. Hoffman’s employment with the Company may be terminated at any time by the Company with or without Cause or in the event of Mr. Hoffman’s Retirement, death or Disability (as such terms are defined in the Hoffman Employment Agreement). If Mr. Hoffman’s employment with the Company is terminated for Cause, the Company will pay Mr. Hoffman any accrued base salary and benefits. If Mr. Hoffman is terminated without Cause, the Company will pay Mr. Hoffman any accrued base salary and benefits and a termination payment calculated by dividing Mr. Hoffman’s base salary in effect on the date of termination by 12 and multiplying that number by the number of years of his service for the Company, to be paid in installment payments as set forth in the Hoffman Employment Agreement. If Mr. Hoffman Retires and is not Disabled, Mr. Hoffman will continue to provide services to the Company, either as a consultant or a representative, for four (4) years. Mr. Hoffman will be paid for these services an amount consisting of forty percent (40%) of Mr. Hoffman’s base salary in effect on the date of Retirement. If Mr. Hoffman dies or becomes Disabled, the Company will pay Mr. Hoffman, his estate, beneficiary or other designee, any accrued base salary and benefits and a death or Disability payment calculated by dividing Mr. Hoffman’s base salary in effect on the date of death or Disability by 24 and multiplying that number by the number of years of his service for the Company. If there is a Change of Control of the Company (as such term is defined in the Hoffman Employment Agreement) and Mr. Hoffman is terminated in connection with such Change of Control or at any time thereafter during the term of the Hoffman Employment Agreement, the Company will pay Mr. Hoffman any accrued base salary and benefits and a termination payment calculated by dividing Mr. Hoffman’s base salary in effect on the date of termination by 12 and multiplying that number by the number of years of his service for the Company, to be paid in a lump sum payment as set forth in the Hoffman Employment Agreement. Mr. Hoffman will be subject to certain non-competition and non-solicitation restrictions for a period of two (2) years following the termination of his employment with the Company, and Mr. Hoffman must execute a general release acceptable to the Company prior to receiving any termination or Change of Control payments provided for in the Hoffman Employment Agreement.

2004 Stock Option Plan

All grants of stock options made to our Named Executive Officers have historically been granted pursuant to the Option Plan, which was administered by the Board. The Board had authority to grant stock options to key employees and non-employee directors, and each grant was evidenced by a written award agreement specifying the terms and conditions of the grant. The Option Plan prohibited granting stock options with an exercise price that was less than the fair market value of the common stock on the grant date.

Participants must deliver written notice of exercise to the Company, and the Board may accept the following as payment for the exercise price: (a) cash, (b) net proceeds from a cashless exercise, (c) delivery of previously acquired shares of common stock that have an aggregate fair market value on the date of exercise equal to the exercise price or (d) certifying to ownership by attestation of such previously acquired shares. Subject to any provision in an award agreement to the contrary, upon a change in control of the Company, all outstanding options will become fully exercisable and all restrictions will terminate or lapse. The 2020 Incentive Plan succeeded the Option Plan and, although no new awards will be granted under the Option Plan, all previously granted awards under the Option Plan will continue to be governed by the terms of the Option Plan.

2020 Omnibus Incentive Plan

The 2020 Incentive Plan provides for the grant of incentive and nonqualified stock options, stock appreciation rights, awards of restricted stock and restricted stock units, performance share awards, cash awards and other equity-based awards to employees, including officers, consultants and non-employee directors of the Company and our affiliates.  A total of 1,800,000 shares of the Company’s common stock are reserved for issuance under the 2020 Incentive Plan, plus the number of shares underlying any award granted under the Option Plan that expires, terminates or is cancelled or forfeited under the terms of the Option Plan; provided that no more than 1,800,000 shares may be granted as incentive stock options. The maximum number of shares subject to awards granted during a single fiscal year to any non-employee director, together with any cash fees paid to such director during the fiscal year, shall not exceed a total value of $400,000 (calculating the value of any awards based on the grant date fair value for financial reporting purposes).

The Board may, at any time, and from time to time, amend or terminate the 2020 Incentive Plan; provided, however, that, except in certain limited circumstances (e.g., amendments relating to adjustments based upon changes in the common stock and amendments that the Board deems necessary or advisable to provide eligible participants with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder), no amendment will be effective unless approved by the Company’s shareholders as may be required by applicable laws, stock exchange rules or other regulations. The 2020 Incentive Plan will automatically terminate on June 9, 2030. Subject to any provision in an award agreement to the contrary, upon a change in control of the Company, all outstanding options and stock appreciation rights will become fully exercisable, the restricted period will expire with respect to all outstanding shares of restricted stock or restricted stock units, and all incomplete performance periods in respect of such awards will end on the date of such change and the level of performance shall be determined by the Compensation Committee in accordance with the 2020 Incentive Plan.

Grants of Plan-Based Awards

There were no grants of awards to the Named Executive Officers under the Company’s incentive plans during fiscal 2021.

Option Exercises in 2021

There were no option exercises during fiscal 2021 by any of the Named Executive Officers.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information with respect to the options held by the Named Executive Officers at December 31, 2021. The options included below have an exercise price equal to the closing sales price of the Company’s common stock on the grant date and have a five-year life.

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Lloyd Hoffman	63,332 (1) 66,667 (2)	0 (1) 33,333 (2)	3.20 3.62	3/20/2023 3/19/2024
Danny Montgomery	15,833 (1) 16,667 (2)	0 (1) 16,666 (2)	3.20 3.62	3/20/2023 3/19/2024
Colleen McDonald	15,833 (1) 20,000 (2)	0 (1) 10,000 (2)	3.20 3.62	3/20/2023 3/19/2024

(1) These options were granted to the officer on March 21, 2018. These options are scheduled to vest in equal installments over three years beginning one year after the grant date.

(2) These options were granted to the officer on March 20, 2019. These options are scheduled to vest in equal installments over three years beginning one year after the grant date.

DIRECTOR COMPENSATION

The Company uses cash compensation and equity awards to attract and retain qualified candidates to serve on the Board. In establishing director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company, as well as the skill level required by the Company of members of the Board. Non-employee director compensation is determined annually by the Board acting upon the recommendation of the Compensation Committee. Directors who are also employees of the Company receive no additional compensation for their service as a director. Non-employee directors of the Company are paid an annual retainer of $27,500. The Compensation Committee and the Nominating/Governance Committee chairmen each receive an additional $1,000 per year in compensation, and the Audit Committee chairman receives an additional $11,000 per year in compensation. Directors also are reimbursed for their direct expenses incurred in attending meetings of the Board and the committees of the Board.  Non-employee directors are paid bi-annually in June and December. Non-employee directors are eligible to receive equity grants under the Company’s incentive plans on terms set by the Compensation Committee. On September 24, 2021, each of our non-employee directors received a grant of 3,785 restricted shares which will vest on the first anniversary of the grant date.

Ms. Millar did not receive compensation in 2021 and will not receive compensation in the future for her service on the Board. However, she will continue to receive her current salary as an employee of the Company of approximately $210,000 and to be eligible to participate in the Company’s incentive plans and the Company’s other benefit plans, practices and programs, as in effect from time to time, in accordance with their terms.

2021 Director Compensation Table

The following table provides information regarding compensation earned by or paid to the Company’s directors (other than its Named Executive Officers) in 2021 for services as a director of the Company.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)	Total ($)
John Ritota	28,500	27,000	-	55,500
Russell Manock	38,500	27,000	-	65,500
David R. Garcia	27,500	27,000	-	54,500
James Buchan	28,500	27,000	-	55,500
Donna Millar(3)	-	-	-	-

(1)

Mr. Hoffman and Mr. Montgomery are not included in this table, as they are, and at all times during 2021 were, employees of the Company and, thus, received no compensation for their service as directors. The compensation received by these individuals as employees of the Company is shown in the 2021 Summary Compensation Table that appears earlier in this Proxy Statement.

(2)

The amounts reported in this column reflect the aggregate grant date fair value of the restricted stock awards granted to the non-employee directors in 2021 as computed in accordance with FASB ASC 718. There were no stock options granted to the non-employee directors in 2021. The aggregate number of stock awards outstanding for each non-employee director as of December 31, 2021 was as follows: John Ritota: 3,785 shares; Russell Manock: 3,785 shares; David R. Garcia: 3,785 shares; and James Buchan: 3,785 shares. The aggregate number of stock options outstanding for each non-employee director as of December 31, 2021, was as follows: John Ritota: 35,000 options; Russell Manock: 20,000 options; David R. Garcia: 5,000 options; and James Buchan: 38,333 options.

(3)

Ms. Millar did not receive compensation in 2021 and will not receive compensation in the future for her service on the Board; however, she received compensation as an employee of the Company, as discussed above. As of December 31, 2021, Ms. Millar had 29,250 stock options outstanding, all of which options were granted as employee stock options.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of April 11, 2022, with respect to shares of common stock of the Company beneficially owned by each current director (and director-nominee), by each Named Executive Officer for 2021, by all current directors and executive officers as a group and by persons known by the Company to be beneficial owners of more than 5% of the Company’s common stock.

Unless otherwise indicated, the address of each beneficial owner is c/o Alpha Pro Tech, Ltd., 60 Centurian Drive, Suite 112, Markham, Ontario, Canada L3R 9R2.

Name and Address of Beneficial Owner	Number of Shares of Common Stock(1)		Percent of Class(2)
5% Shareholders (excluding current directors and executive officers)
G1 Execution Services, LLC 175 W. Jackson Blvd., Chicago, IL 60604	678,894	(3)	5.2%
Renaissance Technologies Holdings Corporation 800 Third Avenue, New York, NY 10022	611,163	(4)	4.7%
Vanguard Group 100 Vanguard Blvd, Malvern, PA 19355	526,443	(5)	4.1%

Current Directors and Executive Officers
Donna Millar	1,284,603	(6)	9.9%
John Ritota	86,863	(7)	*
Russell Manock	31,013	(8)	*
David R. Garcia	6,013		*
Danny Montgomery	32,500	(9)	*
Lloyd Hoffman	164,333	(10)	*
James Buchan	39,346	(11)	*
Colleen McDonald	46,833	(12)	*
All current directors and executive officers as a group (8 persons)	1,691,504	(13)	13.0%

*Represents less than 1% of our outstanding shares.

(1)

The number of shares of common stock reflected in the table is the number of shares that are deemed to be beneficially owned under the federal securities laws. Shares deemed to be beneficially owned include shares as to which, directly or indirectly, through any contract, relationship, arrangement, understanding or otherwise, either voting power or investment power is held or shared or as to which the individual has the right to acquire beneficial ownership within sixty (60) days through the exercise of an option, warrant, right of conversion of a security or otherwise. Unless otherwise stated, the named person has the sole voting and investment power for the shares indicated.

(2)

Percentage of ownership is based on 12,969,391 shares of Company common stock outstanding as of April 11, 2022, and treats as outstanding all shares underlying currently exercisable options held by the identified beneficial owner. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(3)

This information is based solely upon our review of a Schedule 13G filed by G1 Execution Services, LLC, Susquehanna Fundamental Investments, LLC, and Susquehanna Securities, LLC with the SEC on February 11, 2022, reporting beneficial ownership of 678,894 shares as of December 31, 2021, and which states that G1 Execution Services, LLC has sole voting power over 28 shares, shared voting power over 678,894 shares, shared dispositive power over 678,894 shares and sole dispositive power over 28 shares.

(4)

This information is based solely upon our review of an amended Schedule 13G filed by Renaissance Technologies Holdings Corporation and Renaissance Technologies LLC with the SEC on February 10, 2022, reporting beneficial ownership as of December 31, 2021, which states that the reporting persons have sole voting and dispositive power over 611,163 shares.

(5)

This information is based solely upon our review of an amended Schedule 13G filed by The Vanguard Group with the SEC on February 9, 2022, reporting beneficial ownership as of December 31, 2021, which states that The Vanguard Group has shared voting power over 2,087 shares, shared dispositive power over 6,048 shares and sole dispositive power over 520,395 shares.

(6)	Includes 29,250 shares subject to currently exercisable options.

(7)

Includes (i) 30,000 shares subject to currently exercisable options, (ii) 15,000 shares owned beneficially by Dr. Ritota’s wife, as to which Dr. Ritota disclaims beneficial ownership, and (iii) 5,000 shares owned beneficially by Dr. Ritota’s daughter, as to which Dr. Ritota disclaims beneficial ownership.

(8)	Includes 15,000 shares subject to currently exercisable options.

(9)	Includes 32,500 shares subject to currently exercisable options.

(10)	Includes 163,333 shares subject to currently exercisable options.

(11)	Includes 33,333 shares subject to currently exercisable options

(12)	Includes (i) 45,833 shares subject to currently exercisable options and (ii) 1,000 shares owned beneficially by Ms. McDonald’s sister, as to which Ms. McDonald disclaims beneficial ownership.

(13)	Includes shares subject to currently exercisable options as described in footnotes (6)-(12).

AUDIT COMMITTEE REPORT

The Audit Committee, which is appointed annually by the Board at its meeting following the annual meeting of shareholders, currently consists of three (3) directors, all of whom are independent and meet the other qualification requirements under the applicable rules of the NYSE American and the SEC. The Audit Committee currently acts under a written charter. As described in its charter, the Audit Committee is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls, including recommending to the Board an accounting firm to serve as the Company’s independent registered public accounting firm. The Company’s management has primary responsibility for our internal controls and reporting process. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and issuing an opinion thereon. The Audit Committee’s responsibility is to monitor these processes.

The Audit Committee hereby submits the following report:

●	The Audit Committee has reviewed and discussed with management the Company’s audited consolidated financial statements for the year ended December 31, 2021.

●

The Audit Committee has discussed with Tanner LLC, the Company’s independent registered public accounting firm, the matters required to be discussed by Auditing Standard 1301, Communications with Audit Committees, issued by the PCAOB.

●

The Audit Committee has received and reviewed the written disclosures and the letter from Tanner LLC required by applicable requirements of the PCAOB regarding Tanner LLC’s communications with the Audit Committee concerning independence, and has discussed with Tanner LLC its independence. The committee considered whether the performance of non-attest services was compatible with Tanner LLC’s independence in performing financial audit services.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the SEC.

This report is furnished by the Audit Committee:

Russell Manock (Chairman)

John Ritota

David R. Garcia

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees

The following tables set forth the fees billed to us by Tanner LLC (“Tanner”) relating to the following years:

	For the Years Ended December 31,
	2021	2020
Audit Fees	$263,625	$156,292
Audit-Related Fees	--	$5,000
Tax Fees	$41,727	$42,155
All Other Fees	--	--
	$305,352	$203,447

Audit Fees

Audit Fees paid to Tanner were for professional services relating to the audit of the Company’s annual consolidated financial statements in 2021 and 2020 and the review of condensed consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q. In addition, Audit Fees include those fees related to Tanner’s audit of the effectiveness of the Company’s internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act.

Audit-Related Fees

Audit-Related Fees represent fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the financial statements and which are not reported under “Audit Fees.” There were no Audit-Related Fees paid to Tanner in 2021 and the Audit-Related Fees paid to Tanner in 2020 relate to the issuance of consent letters for relevant SEC filings.

Tax Fees

Tax Fees represent the fees billed for services relating to tax compliance, filing tax returns and tax advice on state tax requirements in 2021 and 2020. All of these services were pre-approved by the Audit Committee.

All Other Fees

All Other Fees encompass any services provided by the independent registered public accounting firm other than the services reported in the other above categories. There were no Other Fees paid to Tanner in 2021 or 2020.

Pre-Approval Policy

The Audit Committee’s policy is to specifically pre-approve all audit and non-audit services to be rendered by the independent registered public accounting firm. Through this policy, the Audit Committee can effectively monitor the cost of services and can ensure that the performance of such services does not impair the registered public accounting firm’s independence.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed Tanner LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2022. The Board has directed that such appointment be submitted for ratification by the shareholders at the Annual Meeting. If the shareholders should fail to ratify the appointment of the independent registered public accounting firm, the Audit Committee may reconsider the appointment. Even if the appointment is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

The Audit Committee annually reviews the qualifications, performance and independence of the Company’s independent auditor. In conducting its review, the Audit Committee considers, among other factors, information relating to Tanner LLC’s professional qualifications, and that of the partners and key members of the audit team; its current and historical performance on the Company’s audit including the extent, timeliness and quality of communications with the Audit Committee and the Company’s management; demonstrated professional skepticism and objectivity, including fresh perspectives brought through the required periodic rotation of the lead audit partner, the quality review partner and other partners who play a significant role in the audit engagement; the depth of manufacturing industry expertise and its institutional knowledge and understanding of the Company’s business and systems; the audit quality of Tanner LLC including results of PCAOB reports, peer reviews and information provided by Tanner LLC on actions taken to enhance the quality of its audit practice; and the reasonableness of the cost of the audit services and consideration of the time and expense that would be incurred by management in order to onboard a new firm.

Tanner LLC has served as the independent registered public accounting firm for the Company since October 2011. A representative of Tanner LLC is expected to be present or available by phone at the Annual Meeting to respond to appropriate questions. If present, the Tanner LLC representative will have the opportunity to make a statement if he or she desires to do so.

Unless instructed to the contrary, the shares represented by the proxies will be voted to approve the ratification of the appointment of Tanner LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2022.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that companies provide shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of their named executive officers in accordance with the compensation disclosure rules of the SEC. We intend to hold such an advisory vote on the compensation of our Named Executive Officers, commonly known as a “Say-on-Pay” vote, each year in connection with our annual meeting of shareholders until the next vote on the frequency of the “Say-on-Pay” vote or until our Board otherwise determines that a different frequency for this advisory vote is in the best interests of our shareholders. The next advisory vote on the frequency of “Say-on-Pay” votes will occur no later than 2025.

As described in detail under the heading “Executive Compensation,” the Company’s executive compensation objectives are to motivate and retain highly qualified managers and executives; to link executives’ total compensation to Company and individual job performance; and to provide an appropriate balance between incentives focused on achievement of annual business plans and longer-term incentives tied to increases in shareholder value. Our compensation philosophy is consistent with, and attempts to further, our belief that the caliber and motivation of our executive officers, and their leadership, are critical to our success.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our Named Executive Officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. The vote is advisory, which means that the vote is not binding on the Company, our Board or the Compensation Committee of the Board. To the extent that there is any significant vote against our Named Executive Officer compensation as disclosed in this Proxy Statement, the Compensation Committee will evaluate whether any actions are necessary to address the concerns of shareholders. Although the Company has received favorable support of the Say-on-Pay proposals presented to the Company’s shareholders in the past (the Say-on-Pay proposal received the approval of 89.6% of the votes cast at the Company’s 2021 Annual Meeting of Shareholders), the Compensation Committee has not taken any actions specifically in response to the previous shareholder advisory votes on executive compensation.

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended, we ask our shareholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2022 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission set forth in Item 402 of Regulation S-K, including the Executive Compensation section, the 2021 Summary Compensation Table and the other related tables and disclosure.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2023 ANNUAL MEETING

If any shareholder wishes to submit a proposal for inclusion in the proxy materials for the Company’s 2023 Annual Meeting of Shareholders, the shareholder must comply with applicable securities regulations, including providing adequate notice to the Company. Such proposals must be received at the Company’s executive offices on or before December 31, 2022, in order to be considered for inclusion in the Company’s proxy materials relating to such meeting.

A shareholder must notify the Company on or before March 16, 2023 of a proposal for the 2023 Annual Meeting of Shareholders that the shareholder intends to present other than by inclusion in the Company’s proxy materials. If the Company does not receive such notice by March 16, 2023, proxies solicited by the Board of the Company will be deemed to have conferred discretionary authority to vote upon any such matter.

Any proposal must be submitted in writing, by certified mail-return receipt requested, to the Company at 60 Centurian Drive, Suite 112, Markham, Ontario, Canada L3R 9R2, Attn: Lloyd Hoffman, President and Chief Executive Officer.

Stockholders who intend to solicit proxies in support of director nominees other than the Company's nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 9, 2023.

ANNUAL REPORT ON FORM 10-K

THE COMPANY WILL FURNISH TO SHAREHOLDERS WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10‑K, INCLUDING THE ACCOMPANYING FINANCIAL STATEMENTS AND SCHEDULES, REQUIRED TO BE FILED WITH THE SEC, FOR THE YEAR ENDED DECEMBER 31, 2021. COPIES OF THE EXHIBITS TO THE FORM 10-K ALSO WILL BE AVAILABLE UPON PAYMENT OF A REASONABLE FEE FOR COPYING CHARGES. REQUESTS SHOULD BE SUBMITTED IN WRITING TO 60 CENTURIAN DRIVE, SUITE 112, MARKHAM, ONTARIO, CANADA L3R 9R2, ATTN: LLOYD HOFFMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER.

OTHER MATTERS

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more shareholders sharing the same address by delivering a single proxy statement or a single notice addressed to those shareholders. If shareholders of the Company request, in writing to the address below, the Company will send a single proxy statement or single notice to a household with two or more shareholders sharing the same address. Each shareholder would continue to receive a separate proxy card. This process, which is commonly referred to as “householding,” provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple shareholders sharing an address, unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, please notify your broker. You can also request prompt delivery of a copy of the proxy statement and annual report by sending a written request to the Company at 60 Centurian Drive, Suite 112, Markham, Ontario, Canada L3R 9R2, Attn: Secretary, or calling the Company at (905) 479-0654.

As of the date of this Proxy Statement, neither management nor the Board knows of any other matters to come before the Annual Meeting other than those referred to herein and in the Notice of Annual Meeting of Shareholders.

To vote, please follow the instructions provided in the Notice of Internet Availability of Proxy Materials, or, if you received printed copies of proxy materials, please complete, sign and date the enclosed proxy card, and return it in the enclosed postage paid envelope as promptly as possible. You may revoke the proxy by giving written notice of revocation to the Company at any time prior to the voting thereof, by executing and delivering a later-dated proxy or by attending the Annual Meeting and voting in person.

REVOCABLE PROXY

X	PLEASE MARK VOTES AS IN THIS EXAMPLE

SOLICITED BY THE BOARD OF DIRECTORS

ALPHA PRO TECH, LTD.

ANNUAL MEETING OF SHAREHOLDERS

June 8, 2022

The undersigned hereby appoints Lloyd Hoffman and Russell Manock, and each of them, as proxies for the undersigned, or such other persons as the Board of Directors of Alpha Pro Tech, Ltd. (the “Company”) may designate, with full power of substitution, to represent and act for and in the name and stead of the undersigned and to vote all of the shares of common stock of the Company that the undersigned is entitled to vote at the 2022 Annual Meeting of Shareholders of the Company to be held on June 8, 2022, at the Courtyard by Marriott Markham, 65 Minthorn Boulevard, Markham, Ontario, Canada L3T 7Y9, and at any and all adjournments or postponements thereof.

The Board of Directors recommends a vote FOR all nominees.	For	Withhold	For All Except
1. The election of all of the nominees listed below to serve as directors until the 2023 Annual Meeting of Shareholders and until their successors shall be elected and qualified.
Lloyd Hoffman	Danny Montgomery
Donna Millar	David R. Garcia
John Ritota	James Buchan
Russell Manock

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

___________________________________________________________________________________________

The Board of Directors recommends a vote FOR the ratification of the Company’s independent registered public accounting firm.	For	Against	Abstain
2. The ratification of the appointment of Tanner LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2022.

The Board of Directors recommends a vote FOR the advisory approval of the compensation of the Company’s named executive officers.	For	Against	Abstain
3. The advisory approval of the compensation of the Company’s named executive officers.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH INSTRUCTIONS GIVEN BY THE SHAREHOLDER. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE SEVEN (7) DIRECTOR-NOMINEES, FOR THE RATIFICATION OF THE APPOINTMENT OF TANNER LLC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2022, AND FOR THE SAY-ON-PAY PROPOSAL.

Please sign exactly as name appears herein, and date this proxy in the space provided.	Date

Shareholder sign above                 Co-holder (if any) sign above

Sign, date and mail in postage paid envelope provided.

ALPHA PRO TECH, LTD.

PLEASE ACT PROMPTLY SIGN, DATE AND MAIL YOUR PROXY TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY.

________________________________________

________________________________________

________________________________________

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING TO BE HELD ON JUNE 8, 2022:

THIS PROXY STATEMENT IS AVAILABLE AT

https://www.alphaprotech.com/AlphaProtech/Assets/Documents/Proxy%20Statement/Proxy_statement_2022.pdf

AND THE 2021 ANNUAL REPORT IS AVAILABLE AT https://www.alphaprotech.com/AlphaProtech/Assets/Documents/reports/Annual_Report_2021.pdf